then there shall be a proportional adjustment in the Warrant Exercise Price and the number of Redeemable Warrants issuable upon the exercise of the Underwriter's Warrant.

         9. This Agreement shall be governed by and in accordance with the laws of the State of New York.


             IN WITNESS WHEREOF, HOMEOWNERS FINANCIAL CORP. has caused this Underwriter's Warrant to be signed by its duly authorized officers, and this Underwriter's Warrant to be dated as of the date first above written.

                           HOMEOWNERS FINANCIAL CORP.

                               By:__________________________________
                                    Name:
                                    Title:

                                  PURCHASE FORM

           (To be signed only upon exercise of Underwriter's Warrant)

       The undersigned, the holder of the foregoing Underwriter's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such
Warrant for, and to purchase thereunder,         Shares of HOMEOWNERS FINANCIAL
CORP., par value $0.01 per share, and/or Redeemable Common Stock Purchase Warrants to purchase one (1) share of Common Stock, and herewith makes payment
of $     therefor (or hereby surrenders and delivers that portion of the
Underwriter's Warrant having equivalent value (as determined in accordance with the provisions of subparagraph (d) of paragraph 2 of the Underwriter's Warrant)), and requests that the certificates for shares of Common Stock and/or
Redeemable Warrants be issued in the name(s) of, and delivered to             ,
whose address(es) is (are):




Dated:                          , 19




                         Signature_______________________________________



                         _________________________________________________
                                  (Print name under signature)
                          (Signature must conform in all respects to the name of Holder as specified on the face of the Underwriter's Warrant).



                         _________________________________________________
                          (Insert Social Security or Other Identifying Number of Holder)

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
                     holder desires to transfer the Warrant)


         FOR VALUE RECEIVED___________________________________________________

hereby sells, assigns and transfers unto______________________________________

                  (Please print name and address of transferee)



this Warrant, together with all right, title and interest therein, and does
hereby irrevocably constitute and appoint             Attorney, to transfer the
within Warrant on the books of HOMEOWNERS FINANCIAL CORP., with full power of substitution.


Dated:



               Signature_____________________________________





                          ___________________________________________________
                          (Print name under signature)
                          (Signature must conform in all respects to the name of Holder as specified on the face of the Underwriter's Warrant.)




                          ___________________________________________________
                          (Insert Social Security or Other Identifying Number of Holder)

                                                                    Exhibit 10n

                                ESCROW AGREEMENT

         AGREEMENT, made as of the ____ day of October 1996, by and among the persons and/or entities whose/which names and addresses appear on Schedule "A" annexed hereto (hereinafter collectively the "Parties") and Atlantic Bank of New York, 960 Avenue of the Americas, New York, New York 10001 (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Parties propose to establish an escrow with the Escrow Agent, and the Escrow Agent is willing to establish such escrow on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises herein contained, the Parties hereto hereby agree as follows:

         1. INFORMATION SHEET. Schedules "A", "B" and "C" attached hereto, as hereinafter more particularly defined (sometimes collectively the "Information Sheet") are incorporated herein and made a part of this Agreement by reference thereto.

                  (a) Schedule "A" - Schedule "A" identifies the Parties who desire to establish the escrow, as more particularly defined herein, with the Escrow Agent.

                  (b) Schedule "B" - Schedule "B" sets forth certain terms not otherwise defined.

                  (c) Schedule "C" - Schedule "C" defines the amount and manner of payment of the Escrow Agent's compensation, if any.

         2.       ESTABLISHMENT OF THE ESCROW ACCOUNT.

                  2.1 The Escrow Agent shall establish a non-interest-bearing escrow account at the bank and bearing the designation set forth on the Information Sheet (the "Escrow Account").

                  2.2 The Parties by their signature hereto have notified the Escrow Agent that the commencement date of the Offering Period (the "Commencement Date") is ___________________________.

                  2.3 The Offering Period, which shall be deemed to commence on the Commencement Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended by an Extension Period only if the Escrow Agent shall have received written notice thereof at least one (1) business day prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the

Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as hereinafter provided), is referred to herein as the "Termination Date". Except as provided in Subsection 4.3 hereof, after the Termination Date the Parties shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers. All notices to the Escrow Agent shall be signed by an authorized representative of the Parties (other than the Escrow Agent).

         3.       DEPOSITS IN THE ESCROW ACCOUNT.

                  3.1 All amounts received from prospective purchasers of the Securities shall be deposited in the Escrow Account, which amounts shall be in the form of checks or wire transfers representing the payment of money. All checks deposited into the Escrow Account shall be made payable to, or endorsed in blank to, "Atlantic Bank of New York, Escrow Agent - Homeowners Financial Corp." Any check payable or endorsed other than as required hereby shall be returned to the prospective purchaser if materially defective or returned by the bank. If the Escrow Agent has insufficient information to return such check, then the Parties shall supply such information to the Escrow Agent so as to permit the Escrow Agent to return such check to the prospective purchaser (together with any Subscription Information, as defined below, or other documents delivered therewith) by noon of the fifth (5th) business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered by the Escrow Agent pursuant to the terms of this Agreement. In the event that any portion of the offering price per share shall be payable by a promissory note or notes, such notes shall not be delivered to or accepted by the Escrow Agent, and the Minimum Dollar Amount (as defined in the Information Sheet) shall be based solely on the cash portion of such offering price.

                  3.2 The Escrow Agent shall not be required to accept any amounts representing payments by prospective purchasers, whether by check or wire transfer, except during the bank's regular business hours.

                  3.3 Amounts deposited in the Escrow Account which are available for withdrawal by the Escrow Agent in accordance with applicable law are herein referred to as the "Fund".

                  3.4 The Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Section 4 hereof upon instructions, in writing, signed by the Parties.

         4.       DISBURSEMENT FROM THE ESCROW ACCOUNT.

                  4.1 Subject to Section 4.3 below, in the event that at the close of regular banking hours on the Termination Date the amount in the Fund (a) shall be less than the Minimum Dollar Amount, or (b) shall represent the sale of less than the Minimum Share Amount, as indicated by the information submitted to the Escrow Agent by the Parties, then, in either such case, the Escrow Agent shall promptly refund to each prospective purchaser (based upon information provided by the Parties to the Escrow Agent) the amount of payment received from such purchaser which is then held in the Fund or which thereafter becomes available for withdrawal by the Escrow Agent in accordance with applicable law, without interest thereon and without deduction therefrom, and the Escrow Agent shall notify the Parties of its distribution of the Fund.

                  4.2 Subject to Section 4.3 below, in the event that at any time up to the close of banking hours on the Termination Date, the amount in the Fund shall be at least equal to the Minimum Dollar Amount and shall represent the sale of not less than the Minimum Share Amount, the Escrow Agent shall notify the Parties of such fact, in writing, within a reasonable time thereafter. The Escrow Agent shall hold the Fund until the Escrow Agent receives instructions, in writing, signed by the Parties with regard to the disbursement of the Fund. In addition, the Escrow Agent shall be authorized to return funds to a subscriber upon receipt of instructions signed by either of the Parties.

                  4.3 In the event that the Escrow Agent has on hand at the close of business on the Termination Date any amounts which have not become available for withdrawal by the Escrow Agent in accordance with applicable law which when added to the Fund would raise the amount in the Fund to the Minimum Dollar Amount and result in the Fund representing the sale of the Minimum Share Amount, then, in such event, a period of ten days may be utilized to allow such amounts to become available for withdrawal by the Escrow Agent in accordance with such applicable law (the "Collection Period"). During the Collection Period, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts; provided, however, that such amounts which were received by either of the Parties by the close of business on the Termination Date may be deposited with the Escrow Agent's bank by noon of the next business day following the Termination Date.

                  If at the close of business on the last day of the Collection Period an amount sufficient to raise the amount in the Fund to the Minimum Dollar Amount and which would result in the Fund representing the sale of the Minimum Share Amount shall not have become available for withdrawal by the Escrow Agent in accordance with applicable law, then the Escrow Agent shall notify the Parties, in writing, of such fact and shall return all amounts then in the Fund, and any amounts which thereafter become available for withdrawal by the Escrow Agent in accordance with applicable law, to the prospective purchasers as provided in Subsection 4.1 hereof. If a sufficient amount has become available for withdrawal by the Escrow Agent by such time as hereinafter provided in this

Subsection 4.3, then the Parties shall proceed as provided in Subsection 4.2 hereof without regard to this Subsection 4.3.

                  4.4 Upon disbursement of the Fund pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

         5.       RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW AGENT.

         It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

                  5.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of this or any other Agreement.

                  5.2 The Escrow Agent shall not be required to keep records of any information with respect to payments deposited by the Parties except as to the amount of such payments.

                  5.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, may return to the Parties any check received which is dishonored.

                  5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness, of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity if the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent shall not be called upon to advise any party to the wisdom in selling or retaining or taking or refraining from any action with respect to any funds deposited hereunder.

                  5.5 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, then, in such event, it shall be entitled to hold the Fund, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other amounts that thereafter become part of the

Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability hereunder.

                  5.6 The Escrow Agent shall not be liable for any error in judgement, action taken or omitted hereunder, or for the misconduct of any of its partners, employees, agent's or attorneys appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing, including itself, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

                  5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code or any similar regulatory or reporting agency or body used to perfect a security interest with respect to the Fund or any part thereof.

         6. AMENDMENT; RESIGNATION. This Agreement may be altered or amended only with the written consent of the Parties and the Escrow Agent. The Escrow Agent may resign for any reason upon thirty (30) days' written notice to the Parties. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Fund, but its only duty shall be to hold the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent, the Escrow Agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Parties and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, together without interest thereon or deduction therefrom, and the resigning Escrow Agent shall notify the Parties, in writing, of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from any and all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Parties and the Parties shall be liable for any expenses incurred in connection with the Escrow Agent's resignation, the transfer of the Fund to a successor escrow agent or the distribution of the Fund pursuant to this Section 6.

         7. REPRESENTATIONS AND WARRANTIES. The Parties, each represent and warrant to the Escrow Agent that:

                  7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Fund or any part thereof.

                  7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Fund or any part thereof.

                  7.3 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct in all material respects.

         8. FEES AND EXPENSES. The Parties shall pay to the Escrow Agent, the Escrow Agent Fee set forth on Schedule "C". In addition, the Parties agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement.

         9.       INDEMNIFICATION AND CONTRIBUTION.

                  9.1 The Parties (the "Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its partners, employees, agents and attorneys (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

                  9.2 If the indemnification provided for in this Section 9 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

                  9.3 The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

         10. FURTHER ASSURANCE. The Parties, jointly and severally, agree to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Escrow Agent.

         11. CUMULATIVE RIGHTS. The rights and remedies granted to the Escrow Agent in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

         12. NO WAIVER. The failure of any of the signatories hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

         13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the signatories hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

         14. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

         15. BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

         16. ASSIGNMENT AND DELEGATION OF DUTIES. This Agreement may not be assigned by the parties hereto. This Agreement is in the nature of a personal service contract and the duties imposed hereby are non-delegable.

         17. PARAGRAPH HEADINGS. The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

         18. NOTICES. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by facsimile, or by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with receipt acknowledged, or by the express mail service offered by the United
States Post Office, directed to the Parties at the address set forth in Schedule "A", and to the Escrow Agent at its address set forth above to the attention of Edward May or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communica-tion shall be effective if shipped by mail, three (3) days after it is mailed within the continental United States.

         19. UNENFORCEABILITY; SEVERABILITY. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

         20. NO THIRD PARTY RIGHTS. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

         21. COUNTERPARTS. This Agreement may be executed in counter-parts, all of which shall be deemed to be duplicate originals.

         22.      CONSENT TO JURISDICTION AND WAIVER OF TRIAL BY JURY.

                  (i) The parties hereto hereby irrevocably agree that they will not initiate any action or proceeding arising out of or relating to this Escrow Agreement in any court other than a court of the State of New York sitting in New York City and any Federal court sitting in New York City and any appellate court therefrom.

                  (ii) The parties hereto hereby irrevocably submit to the jurisdiction of any court of the State of New York sitting in New York City and any Federal court sitting in New York City and any appellate court therefrom in any action or proceeding arising out of or relating to this Escrow Agreement.

                  (iii) The parties hereto hereby irrevocably waive the right to trial by jury in any action, proceeding, claim or counterclaim whether in contract or tort, at law or in equity, in any manner connected with this Escrow Agreement or any transactions hereunder.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.




                                       ATLANTIC BANK OF NEW YORK



                              By:      _______________________________



                                       HOMEOWNERS FINANCIAL CORP.



                              By:      _______________________________



                                       TOLUCA PACIFIC SECURITIES CORPORATION



                              By:      _______________________________

                                  SCHEDULE "A"




         All parties listed on this Schedule "A" are referred to, collectively and individually, as "the Parties" throughout this Agreement.

         THE PARTIES TO THIS AGREEMENT ARE:

         1.       Name:             Toluca Pacific Securities Corporation
                  Address:          3500 West Olive Avenue
                                    Toluca Lake, California  91505
                                    Attn: Paul Fiorini,
                                          President


         Corporation   X       Partnership ______    Individual ______


         2.       Name:             Homeowners Financial Corp.
                  Address:          2075 West Big Beaver Road, Suite 550
                                    Troy, Michigan 48084
                                    Attn: Christian W. Pfluger, III
                                          President


         Corporation   X       Partnership ______    Individual ______

                                  SCHEDULE "B"




1.       THE SECURITIES

         Description of the Securities to be offered: Up to one million, two hundred and seventy thousand (1,270,000) Shares of Common Stock, $.01 par value per share and one million, two hundred and seventy thousand (1,270,000) Reedemable Class A Common Stock Purchase Warrants.

         Offering price is $______ per Share and $_______ per A Warrant.

2.       MINIMUM AMOUNTS REQUIRED FOR DISBURSEMENT OF THE ESCROW
         ACCOUNT

         Aggregate dollar amount which must be available for withdrawal by the Escrow Agent before the Escrow Account may be disbursed to the Issuer ("Minimum Dollar Account"): $

         Total number of Shares which must be subscribed for before the Escrow Account may be disbursed to the Issuer ("Minimum Share Amount"): 550,000 Shares

         There is no minimum number of A Warrants that must be sold.

3.       PLAN OF DISTRIBUTION OF THE SECURITIES

         Offering Period: One hundred twenty (120) calendar days.
         Extension Period, if any: Ninety (90) calendar days.
         Collection Period, if any: Ten (10) calendar days.

4.       THE ESCROW ACCOUNT

         Title of the Escrow Account:    Atlantic Bank of New York,
                                         Escrow Agent - Homeowners
                                         Financial Corp.

5.       Bank Name and Address:          Atlantic Bank of New York
                                         960 Avenue of the Americas
                                         New York, New York 10001
                                         Attn: Edward May

                                  SCHEDULE "C"




         ATLANTIC BANK OF NEW YORK, as Escrow Agent under this Agreement, shall be paid a fee for its services hereunder, as follows:

         $2,000 due upon the release of the funds from the first closing. Additionally, the Parties shall reimburse the Escrow Agent for all checks, checks returned and other charges, expenses and costs imposed by the bank.